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                                  EXHIBIT 10.2

                                COMMERCIAL LEASE

REDDING BANK OF COMMERCE, hereinafter referred to as LESSEE and GARIAN PARTNERSHIP/FIRST AVENUE SQUARE, hereinafter referred to as LESSOR, enter into agreement whereby Lessee hereby offers to lease from Lessor the premises situated in the City of Chico, County of Butte, State of California, described as Suite 4 (consisting of approximately 500 sq. ft.) First Avenue Square, located at 676 E. First Avenue upon the following TERMS AND CONDITIONS:

1. TERM: The term hereof shall commence on August 1, 1998, and expire on July 31, 2001 (3 year).

2-A.    RENT: The monthly rent shall be as follows:

        August 1, 1998 - July 31, 2001    $400.00 per mo.

Rent is payable in advance of the first day of each month to First Avenue Square, 676 E. First Avenue, Suite 7, Chico, California 95926 or at such other places as may be designated by Owner from time to time. Any rent which is paid five days from the due date shall be subject to a late charge equal to 5% of the monthly rent, plus interest. Any rent which is paid by a check which is subsequently dishonored shall be subject to a returned check fee of $25. Late charge and returned check fees shall be liquidated damages to cover Lessor's damages incurred by reason of late payment or returned checks, the actual amount of which is difficult to determine.

2B.     DEPOSIT: Lessee has deposited with Lessor, first and last month's rent in the amount of $800.00 and cleaning deposit, the sum of $400.00, paid in advance of August 1, 1995.

3. USE: The premises are to be used for the operation of a bank branch office for lending and no other purpose, without prior written consent of Lessor.

4. USES PROHIBITED: Lessee shall not use any portion of the premises for purposes other than those specified hereinabove, and no use shall be made or permitted upon the property, nor acts done, which shall increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.

5. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without written consent shall be void and, at the option of the Lessor, may terminate this lease.

6. ORDINANCES AND STATUTES: Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee. The commencement or dependence of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.


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7.      MAINTENANCE, REPAIRS, ALTERATIONS: Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall at his own expense, and at all times, maintain the interior of the premises in good and safe condition including: plate glass, all electrical fixtures (outlets, breakers, light bulbs, ballasts and switches), plumbing, (interior and exterior of the building). Lessee shall be responsible for performing the recommended manufacturer's maintenance of all heating and air conditioning installations and any other system or equipment upon the premises. Lessee shall be responsible for all interior repairs required. Lessor is responsible for the maintenance and repair of the roof and exterior walls unless damaged by Lessee. Lessee shall surrender the premises at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee may, at Lessee's expense, provide one (1) exterior signage in harmony with existing signage, on the exterior of the buildings. No other improvements or alterations of the premises shall be made without the prior WRITTEN consent of Lessor.

Prior to the commencement of any substantial repair, improvement or alteration, Lessee shall give Lessor at least 5 days written notice in order that Lessor may post appropriate notices to avoid any liability for liens. Any window coverings installed by Lessee must be of a neutral color.

Lessor is responsible for all exterior landscape maintenance and upkeep, as well as maintenance and cleaning of parking lots.

8. ENTRY AND INSPECTION: Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty
(60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. INDEMNIFICATION OF LESSOR: Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold harmless from any claim for damages.

10. POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within ten days of the commencement of the term hereof.

11. INSURANCE: Lessee, at his expense, shall maintain plate glass, public liability and property damage insurance insuring Lessee with minimum coverage for Bodily Injury Liability and Property Damage. Lessee shall name Lessor as his interest may appear but not as co-insured and furnish Lessor with a Certificate of Insurance which shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. Lessee shall be responsible for his own personal property and fire insurance. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

12. UTILITIES: Lessee agrees that he shall be responsible for the payment of all utilities, including telephone, gas, electricity and heat. Lessor will provide water & rubbish service for normal use, excluding packing crates and/or boxes, which will be the Lessee's responsibility to dispose of immediately.


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13.     SIGNS: Lessor reserves the exclusive right to the roof and exterior walls of the premises. Lessee shall not construct or place any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld, nor shall anything be placed in [sic] window that would obstruct view, including signs, displays or emblems.

14. ABANDONMENT: Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lessor.

15. CONDEMNATION: If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation: provided however, that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.

16. TRADE FIXTURES: Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

17. DESTRUCTION OF PREMISES: In the event of partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulation, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, this lease may be terminated at the option of either party.

In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall be settled by arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

18. INSOLVENCY: In the event that a receiver shall be appointed to take over the business of the Lessee, or in the event that the Lessee shall make, take or suffer under any insolvency or bankruptcy act, the same shall constitute breach of this lease by Lessee.


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19.     REMEDIES OF OWNER ON DEFAULT: In the event of any breach of this lease by Lessee, Lessor may, at his option, terminate the lease and recover from Lessee (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of the award of the amount by which the unpaid rent would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided (c) the worth at the time of award exceeds the amount of such rent loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

Lessor may, in the alternative, continue this lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, Lessor may, at any time thereafter, elect to terminate the lease. Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

20. SECURITY: The security deposit set forth above, if any, shall secure the performance of the Lessee's obligations hereunder. Lessor may but shall not be obligated to, apply all portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.

21. ATTORNEYS FEES: In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

22. WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

23. NOTICES: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

24. INCREASES BY SERVICES RENDERED: In the event there is an extraordinary increase(s) during any year of the term of this lease in building maintenance, landscape maintenance, insurance, water and/or garbage over and above the amount(s) in effect as of August 1, 1998 because of rate increases, Lessee shall pay to Lessor upon presentation of paid invoice(s) an amount equal to the percentage of square footage of space occupied by Lessee of the increase in services upon the land and buildings in which the leased premises are situated. Extraordinary expenses are defined as costs greater than normal inflationary rates.

25. HOLDING OVER: Any holding over after the expiration of this lease, with the consent of Lessor, shall be construed as a month-to-month tenancy at a rental rate to be determined sixty (60) days prior to expiration of lease. Lessee shall have option to renew lease within sixty (60) days written request to continue occupancy.

26. OPTION TO RENEW: Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew for three (3) years. The option shall be exercised by written notice given to Lessor not less than ninety (90) days prior to the expiration of the initial lease


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term, and a new lease to be signed by both parties prior to the expiration date.
The new lease rate is to be defined by market rate for the area and CPI.

27.     TIME: Time [sic] of the essence of this lease.

28. HEIRS, ASSIGNS, SUCCESSORS: This lease is binding upon and insures to the benefit of the heirs, assigns and successors in interest to the parties.

29. TAX INCREASE: In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increase rate of valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to the percentage of square footage of space occupied by Lessee of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of lessee shall be proportionate to the portion of the lease term included in such year. Tax Base Year shall be 1988-1989.

30. JANITORIAL SERVICE: Lessee will provide, at his sole cost, janitorial services for his leased premises, including the exterior cleaning of the windows, doorways and patio. Lessor will provide, at his sole cost, maintenance and utilities of the building exterior, common areas, parking lot, single large office identification sign and rubbish service excluding packing crates and/or boxes or other large objects.

31. PARKING: Parking is available in common areas. There will be no "back-in" parking. It is requested that Lessee and Employees not park directly in front of other offices. Shipping and receiving is to be scheduled before or after normal business hours so as not to block or disrupt regular traffic flow (Customers, Clients of other Lessees). No storage of personal vehicles or recreational vehicles is allowed on site. Company vehicles left on-site over weekend or vacations will be kept neat and clean in appearance. Parking area is not to be used for repair of vehicles. No motorcycles or bicycles are permitted on the walkways. Any activity considered damaging to the asphalt by Lessee or Sublessee will be the responsibility of Lessee.

ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties execution hereof:

The undersigned Lessee hereby acknowledges receipt of a copy hereof

                                        Date: 7-16-98
                                        -----------------

LESSEE: REDDING BANK OF                LESSOR:GARIAN PARTNERSHIP FIRST
COMMERCE                               AVENUE SQUARE

BY: /s/ Russell L. Duclos              BY: /s/ Garey B. Weibel
   -------------------------              -------------------------
TITLE: PRESIDENT & CEO                        GAREY B. WEIBEL
      ----------------------
                                        BUSINESS PHONE: (916) 893-2200

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
BUSINESS PHONE:                        AGENT:
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MAILING ADDRESS:

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

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